UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2008

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13582	51-0363307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, North Carolina	28027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 455-3239

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 28, 2008, Speedway Motorsports Inc.’s (the “Company”) Board of Directors appointed Marcus G. Smith as Chief Operating Officer and President of the Company effective immediately. Mr. Smith will continue as a Director of the Company. Mr. Smith, 35, has since 2004, served as a Director and Executive Vice President of National Sales and Marketing for the Company, prior to which he served as Vice President of Business Development beginning in 2001. Marcus G. Smith is the son of O. Bruton Smith, Chairman, Chief Executive Officer and controlling stockholder of the Company.

On May 28, 2008, the Company’s Board of Directors also appointed William R. Brooks as Vice Chairman of the Company effective immediately. Mr. Brooks will continue to serve as a Director of the Company, and as Chief Financial Officer and Treasurer of the Company. Mr. Brooks has been a Director, Chief Financial Officer and Treasurer for the Company since its formation in 1994. Mr. Brooks was appointed Executive Vice President in 2004.

Item 8.01.	Other Events.

On May 28 and 29, 2008, the Company issued press releases announcing the promotions described above.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 28, 2008.

99.2	Press Release dated May 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: June 3, 2008

	By:	/s/ J. Cary Tharrington IV
J. Cary Tharrington IV
Vice President and General Counsel